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                                                                     EXHIBIT 8.1

                                    [Date]


Elmwood Funding Limited
P.O. Box 1984
Elizabethan Square
George Town
Grand Cayman
British West Indies

     Re:  Elmwood Funding Limited
          Registration Statement on Form S-3 (Reg. No. 333-29327)
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Ladies and Gentlemen:

          We have acted as special United States counsel to Elmwood Funding Limited (the "Company") in connection with (i) the above-referenced Registration
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Statement on Form S-3 (as amended, the "Registration Statement") filed on June
                                        ----------------------
16, 1997 with the Securities and Exchange Commission (the "Commission") pursuant
                                                           ----------
to the Securities Act of 1933, as amended (the "Act"), (ii) the prospectus
                                                ---
included therein (the "Prospectus") and (iii) the prospectus supplement thereto
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(the "Prospectus Supplement") relating to the issuance of Bond-backed Investment
      ---------------------
Certificates, Series [Name of Series] (the "Certificates").  The Certificates
                                            ------------
represent fractional undivided beneficial interests in a trust (the "Trust")
                                                                     -----
formed pursuant to the Trust Agreement (the "Trust Agreement", the form of which
                                             ---------------
was filed with the Commission as Exhibit 4.1 to the Registration Statement)
dated as of August 1, 1997 between the Company, as depositor, and United States Trust Company of New York, as trustee (the "Trustee").
                                            -------

          In rendering the opinions referred to below, we have examined the following agreements, instruments and other documents: (a) the Registration Statement; (b) the Prospectus; (c) the Prospectus Supplement; (d) the Trust Agreement; (e) the Certificates; and (f) such other documents as we have deemed necessary as a basis for the opinions referred to below.
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          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon statements or certificates of governmental officials and upon representations made in or pursuant to the agreements, instruments and other documents referred to above.

          In rendering the opinions referred to below, we have assumed, with respect to all of the documents referred to in this opinion letter, that:

       (i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

       (ii)   all signatories to such documents have been duly authorized; and

       (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate, partnership or other) to execute, deliver and perform such documents.

          Based upon and subject to the foregoing, and having considered such questions of law as we have deemed necessary as a basis for the opinions referred to below, we hereby confirm that the statements set forth in the Prospectus and the Prospectus Supplement under the heading "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" represent our opinions to the extent such statements constitute matters of law or legal conclusions.

          The opinions referred to above are limited to matters involving the Federal laws of the United States of America, and we do not express any opinion as to the laws of any other jurisdiction.

          We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to Milbank, Tweed, Hadley & McCloy under the headings "Certain Federal Income Tax Consequences" and "Legal Matters" in the Prospectus and the Prospectus Supplement.

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          We have furnished this opinion to you on the understanding that the opinions expressed herein may not be published or otherwise communicated by you to, or relied upon by, any other party without our specific prior written approval.

                              Very truly yours,



                              Milbank, Tweed, Hadley & McCloy


BK/BDR/FCP

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